POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (the “Trust”), hereby severally constitute and appoint Gordon Huellmantel, Jennifer M. Matthews, James Hoffmayer, Paul T. Chryssikos, Esq., Samuel K. Goldstein, Esq., and Christina E. Pron, Esq. as our true and lawful attorneys-in-fact and agents with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust’s Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the proposed reorganizations listed on Exhibit A, attached hereto, to be filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective March 19, 2026.

SIGNATURE	TITLE

/s/ John Morriss	Chair & Trustee
John Morriss

/s/ James Hoffmayer	Chief Accounting Officer
James Hoffmayer

/s/ Steve A. Cobb	Trustee
Steve A. Cobb

/s/ Peter F. Finnerty	Trustee
Peter F. Finnerty

/s/ Ken C. Joseph	Trustee
Ken C. Joseph

/s/ Barbara L. Lamb	Trustee
Barbara L. Lamb

/s/ Pamela L. Salaway	Trustee
Pamela L. Salaway

/s/ Manisha A. Thakor	Trustee
Manisha A. Thakor

/s/ Brian W. Wixted	Trustee
Brian W. Wixted

/s/ Nancy B. Wolcott	Trustee
Nancy B. Wolcott

Exhibit A

PROPOSED REORGANIZATIONS

Acquired Funds	Acquiring Funds
LVIP American Century International Equity Fund	LVIP MFS International Growth Fund

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